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                                                                    Exhibit 10.6



                           AMENDMENT NO. 1 TO AMENDED
                       AND RESTATED EMPLOYMENT AGREEMENT
                       ---------------------------------

        This Amendment No. 1 to Amended and Restated Employment Agreement is executed as of May 28, 1998 by DENNIS C. HOFF (the "Executive") and D.I.Y. HOME WAREHOUSE, INC., an Ohio corporation (the "Company").

                                    RECITALS:
                                    ---------

        A. Executive and the Company are parties to a certain Amended and Restated Employment Agreement dated as of January 1, 1995 (the "Agreement").

        B. The parties desire to amend the Agreement as set forth below.

        NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

        1. Section 6(c) of the Agreement is hereby amended to read, in its entirety, as follows:

         (c) If Executive's employment is terminated pursuant to the provisions of subsection 5(a)(vi) above, and Executive was not offered employment after the change of control of the Company at substantially the same compensation and contract terms for the performance of substantially the same responsibilities as is set forth in this Agreement (other than corporate title), in addition to paying Executive his Earned Compensation, the Company shall pay the Executive an additional amount per month, as severance pay, equal to one-twelfth (1/12th) of the Executive's current base salary for each month during the Severance Period. In addition, during the Severance Period, the Company shall provide Executive with the same medical and insurance benefits, but no other fringe benefits, which it provided to Executive immediately prior to the actual termination date of this Agreement. The foregoing notwithstanding, the Executive shall use his good faith efforts to obtain reasonable replacement employment from and after such termination and any compensation and medical and insurance benefits received by the Executive from such replacement employing during the Severance Period shall reduce the amount of severance pay and medical and insurance benefits due to Executive from the Company hereunder.

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        2. As modified above, the Agreement shall continue in full force and effect and is hereby ratified and confirmed. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original. but all of which together shall constitute one in the same instrument.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date set forth above.



                                        /s/ Dennis C. Hoff
                                        ----------------------------------------
                                        Dennis C. Hoff

                                        D.I.Y. HOME WAREHOUSE, INC.,
                                        an Ohio corporation


                                        By: /s/ Fred a. Erb
                                            ------------------------------------
                                             Fred A. Erb
                                        Its: Chairman



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